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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



Date of Report                 December 20, 1999
                     ---------------------------------


                         THE SOUTHSHORE CORPORATION
            -----------------------------------------------------
           (Exact name of registrant as specified in its charter)


         Colorado                         0-19949              84-1153522
     ---------------------------        -----------        ------------------
     State or other jurisdiction        Commission          (I.R.S. Employer
         of incorporation               File Number        Identification No.)



       26 Tamarade Drive, Littleton, Colorado                 80127
      ---------------------------------------------------------------
      (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code   (303) 978-1475
                                                    -----------------



                                     N/A
            -----------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events
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     On December 20, 1999, Registrant entered into an agreement and plan of merger whereby RV Holiday.Com, Inc. would, subject to conditions of closing, be merged into a wholly owned subsidiary of the Registrant. Pursuant to the agreement 5,500,000 shares of the Registrant are to be issued in the proposed transaction. Closing is subject to, among other things, RV Holiday completing a private offering of its securities from which it grosses $600,000 and the acquisition of certain URL names (websites) in connection with its proposed business, an internet recreational vehicle business. The Agreement contemplates the resignation of current officers and directors of the Registrant and appointment of three new directors designated by RV Holiday. Closing is to take place on or before January 31, 2000 and is subject to customary due diligence examinations by the parties.

Item 7.  Financial Statements and Exhibits
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     (c)     Exhibits.

       10.32 Agreement and Plan of Merger By and Among RV Holiday.Com, Inc. and The Southshore Corporation and Southshore Acquisition Corp.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)                  THE SOUTHSHORE CORPORATION



(Date)                             December 20, 1999
BY(Signature)                      /s/ Kenneth M. Dalton
(Name and Title)                   Kenneth M. Dalton, President